Exhibit 10.63

CONSENT TO SUBLEASE

Reference is made to that certain Lease dated June 28, 2004 and amended by First Amendment to Lease dated April 30, 2007 (as amended, the “Prime Lease”), by and between Broadway/Hampshire Associates Limited Partnership, a Massachusetts limited partnership, as lessor (the “Lessor”), and Sonos, Inc., a Delaware corporation, as lessee (the “Lessee”), regarding certain premises consisting of approximately (i) 5,672 rentable square feet located on the 6th floor (the “6th Floor Premises”) and (ii) 5,944 rentable square feet located on the 7th floor (the “7th Floor Premises”) of the building (the “Building”) located at 201 Broadway, Cambridge, Massachusetts, all as more particularly described in the Prime Lease (the “Prime Lease Premises”).

Reference is also made to that certain Sublease (the “Sublease”) of even date herewith, between Lessee, as Sublandlord, and Radius Health, Inc., a Delaware corporation, as.  subtenant (the “Subtenant”), made with respect to the 6th Floor Premises (as used hereinafter, the “Subleased Premises”).

Lessor hereby grants its consent to the Sublease on the following terms and conditions:

1.                                       Lessee and Subtenant hereby represent and warrant that attached hereto as Exhibit A is a true, correct and complete copy of the Sublease, and that the Sublease constitutes the entire agreement of Lessee and Subtenant with respect to the matters therein described.  Lessee and Subtenant agree that the Sublease will not be modified or amended in any way without the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed.  Lessee and Subtenant represent and warrant to Lessor that no compensation or consideration of any kind for the use of the Subleased Premises other than as set forth in the Sublease has been or will be paid by Subtenant to Lessee in connection with the Sublease.

2.                                       Lessor grants its consent to the use of the Subleased Premises by Subtenant for the uses as allowed by the Prime Lease and no other use.  Lessor does not hereby consent to any future expansion of the Subleased Premises by Subtenant or to any extension, renewal or other extension of the term of the Sublease, notwithstanding anything in the Sublease to the contrary.

3.                                       This Consent to Sublease shall in no way release Lessee from any of its covenants, agreements, liabilities and duties under the Lease, all of which Lessee agrees it remains responsible for paying or performing as the case may be, including, without limitation, the payment for all rent and other sums now and/or hereafter becoming payable thereunder.  Nothing herein shall be treated as a waiver or release of Lessee’s obligation to obtain Lessor’s consent to any further or future subletting or assignment.

4.                                       Except to the extent otherwise provided in this Consent to Sublease, Subtenant shall pay all amounts due from Subtenant to Lessee pursuant to the Sublease, to Lessee in accordance with the terms of the Sublease.  Lessee agrees to remit to Lessor fifty percent (50%) of the excess of the Base Rent (as such terms defined in the Sublease) paid by Subtenant to Lessee.  Lessee and Subtenant each hereby acknowledge and agree that upon notice from Lessor to Subtenant that Lessee is in default of its obligations to Lessor under the Lease, Subtenant shall thereafter pay any monies due under the Sublease directly to Lessor, and Lessee hereby directs Subtenant to abide by any such direction from Lessor.

5.                                       Lessee hereby assigns to Lessor, as security for the timely payment and performance of Lessee’s obligations under the Lease, all Lessee’s rights in the Sublease and all supporting obligations arising out of the Sublease (collectively, the “Rights”), such Rights being subject to the provisions of Paragraph 4 above; provided, however, that unless and until there is a Lessee default under the terms of the Lease that remains uncured after any applicable notice or cure period, if any (an “Uncured Default”), Lessee shall be entitled to a revocable license entitling it to exercise the Rights, subject to the provisions of Paragraph 4 above.  Lessee represents to Lessor that: (i) Lessee is the sole owner of all the Rights; (ii) except in favor of Lessor, there have not been and will not be any other grants of security interests in the Rights; and (iii) upon request of Lessor, Lessee shall execute and deliver such financing statements and other documents as Lessor may reasonably request to (a) evidence, confirm and perfect the security interests granted hereby, and/or (b) after an Uncured Default, to exercise any of the Rights and/or realize upon the collateral affected by the security interests granted hereby.  Any breach of the foregoing representations shall be deemed an Uncured Default.  The foregoing shall not obligate Lessor to pay or perform any of Lessee’s obligations arising out of the Sublease.

6.                                       Subtenant has read and understands the terms of the Lease, which is attached to and incorporated in the Sublease, and agrees that the Sublease is, in all respects, subject to and subordinate to the Lease.  If, at any time prior to the expiration of the term of the Sublease, the Lease shall terminate or be terminated for any reason, Subtenant shall, at the election and upon written demand of Lessor, in Lessor’s sole discretion, attorn to Lessor upon the terms and conditions of the Sublease for the remainder of the term of the Sublease, except only that, as concerns Lessor, no security deposit or advance rent shall be deemed to have been paid unless and until, if at all, such funds are actually paid to Lessor.  If, upon the termination of the Lease, Lessor elects to recognize the terms of the Sublease, Lessor shall not be liable for any prior default of Lessee under the Sublease.  The foregoing provisions of this paragraph shall: (i) control notwithstanding that otherwise, and as a matter of law, the Sublease would be deemed to terminate upon the termination of the Lease; and (ii) be self-operative upon Lessor’s notice to Subtenant of its election to recognize the Sublease, and no further instrument shall be required to give effect to said provisions.  If Lessor shall not make such written demand, the Sublease shall terminate upon the termination of the Lease, and the Subtenant shall immediately vacate and surrender possession of the Subleased Premises.  Upon Lessor’s demand, Subtenant shall execute document(s) in confirmation of the foregoing provisions of this paragraph, in form reasonably satisfactory to Lessor, acknowledging such attornment and setting forth the terms and conditions of its tenancy.

7.                                       Except to the extent expressly set forth herein, this Consent to Sublease shall not (a) modify, waive, impair or affect any of the covenants, agreements, terms, provisions or conditions in the Lease, (b) waive any breach thereof, or any rights of Lessor against any party liable or responsible for the performance thereof, or (c) enlarge or increase Lessor’s obligations under the Lease.

8.                                       Lessee and Subtenant agree that Lessor is not responsible for the payment of any commission or fees in connection with this transaction and they each jointly and severally agree to indemnify and hold harmless Lessor from and against any claims, liabilities, losses or expenses, including reasonable attorneys’ fees, incurred by Lessor in connection with any claims for commissions or fees by any broker or agent in connection with this transaction.

9.                                       Notwithstanding anything in this Consent to Sublease to the contrary, Lessor may directly enforce Subtenant’s obligations under the Sublease if Subtenant’s failure to perform such obligations causes Lessee to fail to perform its obligations under the Lease.  At any time following thirty (30) days’ prior notice to each of Lessee and Subtenant (except in cases of emergency, noncompliance with laws, or health hazards as determined by Lessor when no notice shall be required), Lessor may (but shall not be obligated to) cure any default by Subtenant under the Sublease, and whenever Lessor so elects, all reasonable costs and expenses incurred by Lessor, including reasonable attorneys’ fees, in curing a default shall be paid by Lessee to Lessor as additional rent on demand, together with interest thereon, from the date of payment by Lessor to the date of reimbursement by Lessee, at the rate provided in the Lease.  In no event shall Subtenant have an independent right to enforce Lessor’s obligations under the Lease, nor shall Subtenant be subrogated, to the rights of Lessee to enforce Lessor’s obligations under the Lease.

10.                                 Subtenant agrees, from time to time, upon not less than ten (10) days’ prior written request by Lessor, to execute, acknowledge and deliver to Lessor a statement in writing addressed to such party as Lessor shall designate in its notice to Subtenant, certifying that the Sublease is unmodified and in full force and effect and that Subtenant has no defenses, offsets or counterclaims against its obligations to pay the rent and other amounts due under the Sublease and to perform its other covenants under the Sublease (or, if there have been any modifications that the same is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets, counterclaims or defaults, setting them forth in reasonable detail), the dates to which the rent and other amounts due under the Sublease have been paid, a statement that Lessee is not in default under the Sublease (or if in default, the nature of such default, in reasonable detail), and any additional information reasonably requested by Lessor.  Any such statement delivered pursuant to this paragraph may be relied upon by any prospective purchaser or mortgagee of the Premises.

11.                                 Any notice required or permitted to be given under the Sublease shall also be delivered to Lessor, in the same manner of the notice to Lessee or Subtenant, as the case may be, addressed as follows:

Broadway Hampshire Associates Limited Partnership

c/o The Davis Companies

One Appleton Street

Boston, Massachusetts 02116

Attn: Jonathan G. Davis

with copy to:

Broadway Hampshire Associates Limited Partnership

c/o The Davis Companies

One Appleton Street

Boston, MA

Attn: General Counsel

12.                                 This Consent to Sublease may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any change is sought.

13.                                 Subtenant shall name Lessor, Lessor’s lender and Lessor’s management company for the Building (of which Lessor provides Subtenant written notice) as additional insureds on all liability policies and shall deliver certificates of such insurance to Lessor: (i) before taking possession of the Subleased Premises under the Sublease; and (ii) thereafter as necessary to evidence the continued existence of insurance, with any new certificate being delivered to Lessor not later than ten (10) days’ prior to the expiration date for the coverage evidenced by the prior certificate.

14.                                 Any improvements to be made to the Subleased Premises by Subtenant and/or Lessee shall be done in accordance with the Lease.

15.                                 Subtenant represents and warrants that it is not listed, nor is it owned or controlled by, or acting for or on behalf of any person or entity, on the list of Specially Designated Nationals and Blocked Persons maintained by the Office of Foreign Assets Control of the United States Department of the Treasury, or any other list of persons or entities with whom Lessor is restricted from doing business with (“OFAC List”).  Notwithstanding anything to the contrary herein contained, Subtenant shall not permit the subleased Premises or any portion thereof to be used, occupied or operated by or for the benefit of any person or entity that is on the OFAC List.  Subtenant shall provide documentary and other evidence of Subtenant’s identity and ownership as may be reasonably requested by Lessor at any time to enable Lessor to verify Subtenant’s identity or to comply with any legal requirement or applicable laws.  Subtenant agrees that breach of the representations and warranties set forth in this paragraph shall at Lessor’s election be a default under the Sublease for which there shall be no cure.  The provisions of this paragraph shall survive the termination or earlier expiration of the Sublease.

16.                                 All covenants of Lessor and Lessee are independent and all covenants, agreements, terms, provisions and conditions of the Lease are hereby declared to be in full force and effect.  In the event of any conflict between the terms of this Consent to Sublease and the Sublease, the terms of this Consent to Sublease shall prevail.

17.                                 Lessee and Subtenant each represent and warrant to Lessor that this Consent to Sublease has been duly authorized, executed and delivered by and on behalf of such party and constitutes the valid, enforceable and binding agreement of such party.

18.                                 This Consent may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

[signatures on following page]

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Being duly authorized, witness our hands and seals as of this 19th day of January 2011.

WITNESS:	LESSEE:

SONOS, INC.

Printed Name:
By:
Name:
Title:

WITNESS:	SUBTENANT:

RADIUS HEALTH, INC.

Printed Name:
By:
Name:
Title:

WITNESS:	LESSOR:

BROADWAY/HAMPSHIRE ASSOCIATES LIMITED PARTNERSHIP
/s/ Jean Della Piana
Printed Name: Jean Della Piana	By:	BROHAM CORP.,
its general partner

	By:	/s/ Jonathan Davis
Jonathan Davis, its President

Being duly authorized, witness our hands and seals as of this 14th day of January 2011.

WITNESS:	LESSEE:

SONOS, INC.
/s/ Deborah J. Heer
Printed Name: Deborah J. Heer
	By:	/s/ Craig A. Shelburne
		Name:	Craig A. Shelburne
		Title:	General Counsel

WITNESS:	SUBTENANT:

RADIUS HEALTH, INC.
/s/ Antonia Harvery
Printed Name: Antonia Harvey
	By:	/s/ B. N. Harvey
		Name:	B. N. Harvey
		Title:	CFO

WITNESS:	LESSOR:

BROADWAY/HAMPSHIRE ASSOCIATES LIMITED PARTNERSHIP
/
Printed Name:	By:	BROHAM CORP.,
its general partner

By:
Jonathan Davis, its President

EXHIBIT A

EXECUTED SUBLEASE

See Exhibit 10.64 to the Form 8-K/A filed on September 30, 2011